                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                  BIOMET INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               [BIOMET INC LOGO]

August 12, 2004

To the Shareholders of Biomet, Inc.:

You are cordially invited to attend our Annual Meeting of Shareholders on Saturday, September 18, 2004, at 1:30 p.m., local time, at 2517 Restaurant located at 2517 East Center Street, Warsaw, IN. Information regarding the matters to be voted upon at the Annual Meeting can be found in the accompanying Notice and Proxy Statement.

We hope you are planning to attend the Annual Meeting and look forward to seeing as many of you as possible. The vote of each shareholder is of utmost importance. For this reason, we urge you to vote your proxy promptly, whether or not you plan to attend the Annual Meeting.

On behalf of the Board of Directors and management of Biomet, Inc., I would like to extend our appreciation for your continued support and confidence.

                                                  Sincerely,

                                                  BIOMET, INC.

                                                  /s/ Dane A. Miller

                                                  Dane A. Miller, Ph.D.
                                                  President and Chief
                                                  Executive Officer

                               [BIOMET INC LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 18, 2004

TO THE SHAREHOLDERS OF BIOMET, INC.:

The Annual Meeting of Shareholders of Biomet, Inc. will be held on Saturday, September 18, 2004, at 1:30 p.m., local time, at 2517 Restaurant located at 2517
E. Center Street, Warsaw, IN, for the following purposes:

(1)   To elect four Class III directors to serve for terms of three years each.

(2) To ratify the appointment of Ernst & Young LLP as Biomet's independent accountants for the fiscal year ending May 31, 2005.

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record as of the close of business on July 21, 2004 are entitled to receive notice of and to vote at the Annual Meeting. We urge you to vote your shares promptly, even if you hold only a few shares and regardless of whether or not you expect to be present at the Annual Meeting in person.

                                            By order of the Board of Directors,

                                            /s/ Daniel P. Hann

                                            Daniel P. Hann, Secretary

August 12, 2004
Warsaw, IN

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY PROMPTLY.

                               [BIOMET INC LOGO]

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 18, 2004

                               GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Biomet, Inc. in connection with the solicitation by the Board of Directors of Biomet of proxies to be voted at the Annual Meeting of Shareholders to be held at 2517 Restaurant located at 2517 E. Center Street, Warsaw, IN, on Saturday, September 18, 2004, at 1:30 p.m., local time, or any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about August 19, 2004. The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

WHAT AM I VOTING ON?

You are voting on the following matters:

      - The election of four Class III directors (M. Ray Harroff, Jerry L. Miller, Charles E. Niemier and L. Gene Tanner) for three-year terms.

      - The ratification of the appointment of Ernst & Young LLP as Biomet's independent accountants for the fiscal year ending May 31, 2005.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

Unless you instruct otherwise on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth with the discussion of each matter set forth later in this Proxy Statement. In summary, the Board recommends that you vote:

      -     FOR the re-election of the nominees for directors.

      - FOR ratification of the appointment of Ernst & Young LLP as Biomet's independent accountants for fiscal year ending May 31, 2005.

With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote in accordance with their best judgment.

WHO IS ENTITLED TO VOTE?

Only those persons who own Biomet Common Shares at the close of business on the record date, July 21, 2004, are entitled to receive notice of and to vote at the Annual Meeting, or any adjournment or postponement of the meeting. As of the record date, there were 254,012,785 Common Shares of Biomet issued and outstanding. Each shareholder is entitled to one vote for each Biomet Common Share owned as of the close of business on July 21, 2004.

WHAT CONSTITUTES A QUORUM?

A quorum is represented by the holders of a majority of the Common Shares outstanding on the record date and present, in person or by proxy, at the Annual Meeting. Proxies submitted by brokers that do not indicate voting instructions for a proposal are called "broker non-votes." Broker non-votes and abstentions will be included in the number of shares considered to be present at the Annual Meeting, but will not be counted "for" or "against" the proposal. A quorum must be present for a proposal to be properly approved at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with our transfer agent you are considered to be the "shareholder of record" with respect to those shares. This Proxy Statement, the Annual Report to Shareholders and the proxy card have been sent directly to you.

If your shares are held in a stock brokerage account, by a bank or other nominee, you are considered to be the "beneficial owner" of the shares held in street name. This Proxy Statement and the Annual Report to Shareholders have been forwarded to you by your broker, bank or other nominee, who is considered to be the shareholder of record with respect to those shares. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing.

HOW DO I VOTE?

It is important that you vote each proxy you receive. If you submit a signed proxy, but do not indicate your voting preference, your shares will be voted FOR the two proposals on your behalf.

SHAREHOLDERS OF RECORD. Shareholders of record may vote in person at the Annual Meeting or by proxy, whether or not they plan to attend the Annual Meeting. This year there are two convenient voting methods for shareholders of record to vote by proxy.

      - VOTING BY INTERNET. We encourage you to vote by using the Internet at www.proxyvote.com. Please refer to the voting information on the proxy card and on the website for directions on the manner in which to transmit your voting instructions. Voting on the Internet has the same effect as voting by mail. The deadline for Internet voting is 11:59 p.m. Eastern Time, Friday, September 17, 2004. Internet voting is available 24 hours a day. If you vote by the Internet you should NOT return your proxy card by mail.

      - VOTING BY MAIL. If you choose to vote by mail, please mark, sign and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided.

BENEFICIAL OWNERS. Beneficial owners must refer to the voting information provided by their broker, bank or other nominee to determine the manner in which voting instructions are to be transmitted. A beneficial owner who wishes to vote in person at the Annual Meeting must obtain an additional proxy from the broker, bank or other nominee to do so, and must present that proxy at the Annual Meeting.

HOW CAN I CHANGE MY VOTE?

If you are a beneficial owner, you must contact your broker, bank or other nominee to determine how to change your voting instructions. If you are a shareholder of record, you may change your vote at any time prior to the tabulation of votes at the Annual Meeting. To do so, you must (1) deliver a written notice of revocation to the Secretary of Biomet at P.O. Box 587, Warsaw, IN 46581-0587, (2) submit a properly executed proxy bearing a later date in writing or on the Internet, or (3) attend the Annual Meeting and cast your vote in person.

HOW DO I VOTE MY SHARES IN BIOMET'S EMPLOYEE STOCK BONUS PLAN?

If you are one of Biomet's team members (Biomet refers to its employees as team members) eligible to participate in Biomet's Employee Stock Bonus Plan ("Bonus Plan"), you will receive a request for voting instructions from the Bonus Plan trustee with respect to the shares allocated to your account in the Bonus Plan. You are entitled to direct the Bonus Plan trustee how to vote your Bonus Plan shares. If you do not provide voting instructions to the Bonus Plan trustee within the prescribed time, the shares allocated to your account in the Bonus Plan will be voted by the Bonus Plan trustee in the same proportion as the shares held by the Bonus Plan trustee for which voting instructions have been received from other members of the Bonus Plan. You may revoke your previously provided voting instructions by filing with the Bonus Plan trustee either a written notice of revocation or a properly executed proxy bearing a later date.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH ITEM?

ELECTION OF DIRECTORS. The four nominees receiving the greatest number of votes will be elected as directors. Withheld votes and broker non-votes will not be counted as votes in favor of any nominee.

OTHER MATTERS. The ratification of the independent accountants and approval of any other matter that properly comes before the Annual Meeting require that the number of votes cast "for" exceed those cast "against." Abstentions and broker non-votes will not be counted as votes for or against any such matters.

WHAT IS "HOUSEHOLDING" AND HOW DOES IT AFFECT ME?

In an effort to reduce printing and postage costs, Biomet has adopted a process for mailing the Annual Report to Shareholders and Proxy Statement known as "householding." Householding has been approved by the Securities and Exchange Commission and permits Biomet to mail only one copy of the Annual Report and Proxy Statement to shareholders of record who share the same last name and address, unless we receive contrary instructions from any shareholder of record at that address. Each shareholder of record will continue to receive a separate proxy card and is entitled to vote his or her shares individually.

If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you promptly upon request. You may contact the Investor Contact in writing at Biomet, Inc., P.O. Box 587, Warsaw, IN 46581-0587, or by telephone at 574-372-1514. If you are a shareholder of record receiving multiple copies of the Annual Report and Proxy Statement and would prefer to receive a single copy, please contact us at the address and phone number provided above. If you are a beneficial owner, information regarding householding should be forwarded to you by your broker, bank or other nominee.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

It means you have shares registered in more than one account. Please vote ALL proxy cards to ensure that all of your shares are counted.

WHO CAN ATTEND THE ANNUAL MEETING?

All shareholders as of the close of business on July 21, 2004, or their duly appointed proxy holders, may attend the Annual Meeting. Each shareholder may be accompanied by one guest. However, seating will be limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m. (local time).

WHAT TIME IS THE ANNUAL MEETING?

The Annual Meeting will begin at 1:30 p.m., local time. Please note that local time is Eastern Standard Time, NOT Eastern Daylight Savings Time (i.e., during this time of year, Warsaw is on the same time as Chicago).

WHO PAYS FOR THE COSTS ASSOCIATED WITH THIS PROXY STATEMENT?

Biomet will pay for all expenses in connection with the solicitation of proxies. We will also provide to all brokers, dealers, banks and voting trustees, and their nominees, copies of this Proxy Statement, the accompanying proxy card and the Annual Report for mailing to beneficial owners and, upon request, will reimburse such record holders for their reasonable expenses in connection with such activities. Biomet expects to solicit proxies primarily by mail, but directors, officers and employees of Biomet may also solicit proxies in person, by telephone, by mail, facsimile transmission, or other forms of electronic communication. Biomet's directors, officers and employees will not receive any additional compensation for such activities.

                                 STOCK OWNERSHIP

WHO ARE THE BENEFICIAL OWNERS OF MORE THAN 5% OF BIOMET'S COMMON SHARES?

The following table sets forth certain data with respect to those persons known by Biomet to be the beneficial owners of more than 5% of the issued and outstanding Common Shares of Biomet as of July 21, 2004.

      NAME AND ADDRESS                  AMOUNT AND NATURE                PERCENT
    OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP            OF CLASS
    -------------------              ----------------------             --------
State Farm Mutual Automobile                 18,911,259(1)                 7.44%
  Insurance Company and
  related entities
One State Farm Plaza
Bloomington, Illinois 61710

FMR Corp. and related entities               13,437,941(2)                 5.29%
82 Devonshire Street
Boston, Massachusetts 02109

(1) According to a Schedule 13G/A filed with the Securities and Exchange Commission by State Farm Mutual Automobile Insurance Company (SFMAIC) and certain related entities on January 30, 2004, as of December 31, 2003, SFMAIC is the beneficial owner of 9,475,919 shares, as to which it has sole voting and dispositive power for 9,409,500 shares and shared dispositive power for 66,419 shares. State Farm Life Insurance Company is the beneficial owner of 173,314 shares, as to which it has sole voting and dispositive power for 169,975 shares and shared dispositive power for 3,339 shares. State Farm Fire and Casualty Company is the beneficial owner of 8,373 shares, as to which it has shared dispositive power and no voting power. State Farm Investment Management Corp. is the beneficial owner of 4,408,198 shares, as to which it has sole voting and dispositive power for 4,398,750 shares and shared voting and dispositive power for 9,448 shares. State Farm Insurance Companies Employee Retirement Trust is the beneficial owner of 6,905 shares, as to which it has shared dispositive power and no voting power. State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees is the beneficial owner of 4,815,000 shares, as to which it has sole voting and dispositive power. State Farm Mutual Fund Trust is the beneficial owner of 23,550 shares, as to which it has sole voting and dispositive power.

(2) According to a Schedule 13G/A filed with the Securities and Exchange Commission by FMR Corp. (FMR), Edward C. Johnson 3d and Abigail P. Johnson on February 17, 2004, as of December 31, 2003, Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR, is the beneficial owner of 12,664,232 shares as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Edward
C. Johnson 3d, FMR Corp., through its control of the Fidelity, and the funds each has sole power to dispose of the 12,664,232 shares owned by the funds. Voting power for the shares owned by the funds is carried out under written guidelines established by the funds' Boards of Trustees. Fidelity Management Trust Company (Trust), a wholly-owned subsidiary of FMR, and a bank as defined in the Securities Exchange Act of 1934, is the beneficial owner of 680,484 shares as a result of its serving as investment manager of institutional accounts(s). Edward C. Johnson 3d and FMR, through its control of Trust, each has sole dispositive power over the 680,484 shares and sole power to vote the 680,484 shares. Strategic Advisers, Inc. (Strategic), a wholly-owned subsidiary of FMR and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 93,225 shares as a result of acting as an investment adviser to individuals.

HOW MANY COMMON SHARES DO BIOMET'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

The following table sets forth the beneficial ownership of Common Shares as of July 21,2004 by each director, each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of Biomet as a group.

                                                                                         OPTION
                                      NUMBER                                             SHARES       TOTAL NUMBER
                                     OF SHARES       BIOMET'S        401(k) PROFIT     EXERCISABLE     OF SHARES
          NAME OF                  BENEFICIALLY   EMPLOYEE STOCK      SHARING PLAN       WITHIN       BENEFICIALLY      PERCENT
      BENEFICIAL OWNER              OWNED (1)     BONUS PLAN (2)     AND TRUST (3)     60 DAYS (4)       OWNED         OF CLASS
--------------------------------------------------------------------------------------------------------------------------------
Garry L. England                      153,801        23,150              23,120            7,625         207,696              *
Jerry L. Ferguson                   2,932,930         3,640                   -                -       2,936,570           1.2%
Daniel P. Hann                         66,375        10,670               3,197            7,625          87,867              *
C. Scott Harrison, M.D.               708,665             -                   -            6,000         714,665           0.3%
M. Ray Harroff                         48,374             -                   -            6,000          54,374              *
Thomas F. Kearns, Jr.                   9,050             -                   -            2,000          11,050              *
Dane A. Miller, Ph.D.               7,046,153        31,957              22,946                -       7,101,056           2.8%
Jerry L. Miller                     3,693,430             -                   -            6,000       3,699,430           1.5%
Kenneth V. Miller                      10,107             -                   -            6,000          16,107              *
Charles E. Niemier                    683,679        27,646              36,275            7,625         755,225           0.3%
Niles L. Noblitt                    4,006,326        32,559              53,446                -       4,092,331           1.6%
James R. Pastena                      113,424        12,161              11,360            1,250         138,195              *
Marilyn Tucker Quayle                  21,916             -                   -            6,000          27,916              *
L. Gene Tanner                        103,371             -                   -            4,000         107,371              *
Other Executive Officers (5 persons)  479,299        39,208              43,768           34,787         597,062           0.2%
--------------------------------------------------------------------------------------------------------------------------------
All Directors and Executive
  Officers as a Group
  (19 persons, including the foregoing)                                                   94,912      20,546,915           8.1%

* Represents less than 1.0% of Biomet's issued and outstanding Common Shares.

(1) Except as noted below, each director and executive officer has sole or shared voting power and investment power with respect to the Common Shares listed next to his or her name:

      - Mr. Garry England-4,050 shares held in an individual retirement account ("IRA") for Mr. England's benefit as to which he has investment power but no voting power and 3,736 shares owned of record by Mr. England's children, as to which Mr. England has no voting or investment power and disclaims beneficial ownership.

      - Mr. Jerry Ferguson-276,554 shares owned of record by Mr. Ferguson's wife and 38,880 shares held in an IRA for her benefit, as to which Mr. Ferguson has no voting or investment power and disclaims beneficial ownership; and 58,806 shares held in an IRA for Mr. Ferguson's benefit as to which he has investment power but no voting power.

      - Dr. Dane Miller-3,430,382 shares owned of record by Dr. Miller's wife and 44,973 shares held in an IRA for her benefit, as to which Dr. Miller has no voting or investment power and disclaims beneficial ownership; and 103,473 shares held in an IRA for the benefit of Dr. Miller, as to which he has investment power but no voting power.

      - Mr. Jerry Miller-3,587,209 shares held in an estate planning trust for the benefit of Mr. Miller, as to which Mr. Miller has shared voting and investment power.

      - Mr. Charles Niemier-88,481 shares owned of record by Mr. Niemier's wife and 30,573 shares held in an IRA for her benefit, as to which Mr. Niemier has no voting or investment power and disclaims beneficial ownership; 71,082 shares held in an IRA for Mr. Niemier's benefit, as to which he has investment power but no voting power; and 250,848 shares held in trust for the benefit of Mr. Niemier's children, as to which he has no voting or investment power and disclaims beneficial ownership.

      - Mr. Niles Noblitt-1,999,059 shares owned of record by Mr. Noblitt's wife, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; 10,264 shares owned of record by Mr. Noblitt's wife as custodian of their children, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; and 10,264 shares owned of record by Mr. Noblitt as custodian for his children, as to which he has voting and investment power but disclaims beneficial ownership.

      - Mr. James Pastena-2,400 shares held in trust for the benefit of his children, as to which he has no voting or investment power and disclaims beneficial ownership.

      - Other Executive Officers-4,282 shares held in IRA accounts for the benefit of the spouses of two of these executive officers, as to which they have no voting or investment power and disclaim beneficial ownership; and 4,878 shares held in IRA accounts for the benefit of two of the executive officers, as to which they have investment power but no voting power.

(2) Biomet's executive officers have accounts in Biomet's Employee Stock Bonus Plan qualified under section 401(a) of the Internal Revenue Code. The executive officers who hold shares pursuant to the Employee Stock Bonus Plan have voting power but do not have investment power for these shares.

(3) Biomet's executive officers may elect to participate in Biomet's Profit Sharing Plan and Trust qualified under Section 401 (k) of the Internal Revenue Code. The officers have no voting power for the shares held in their accounts in the 401 (k) plan. They have sole investment power with respect to any shares purchased through their personal contributions to their accounts in the 401 (k) plan. They have no investment power with respect to the shares contributed by Biomet to their accounts in the 401(k)plan.

(4) Reflects the number of shares that could be purchased by the exercise of options exercisable at July 21, 2004, or within 60 days thereafter.

                   BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

NUMBER OF MEETINGS. The Board of Directors met five times during fiscal year 2004. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he or she served during fiscal year 2004.

ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS. At this time, the Board of Directors does not have a formal policy requiring that directors attend the Annual Meeting of Shareholders. However, it is customary for directors to attend the Annual Meeting of Shareholders, absent exceptional circumstances, and all directors properly nominated for election are expected to attend the Annual Meeting of Shareholders. All directors, other than Thomas F. Kearns, Jr. and Marilyn Tucker Quayle, attended the 2003 Annual Meeting of Shareholders. Mr. Kearns and Ms. Quayle were not able to attend due to conflicts with their travel arrangements.

DIRECTOR INDEPENDENCE. Seven of Biomet's twelve directors are non-employee directors. Although Biomet has not adopted formal standards of materiality for independence purposes (other than those set forth in the NASDAQ Stock Market listing standards), information provided by the directors and Biomet did not indicate any material relationships that would impair the independence of any of the non-employee directors. The Board has determined that each of its non-employee directors satisfies the independence standards set forth in the NASDAQ Stock Market listing standards.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS. The Board holds meetings of its non-employee directors in conjunction with each regularly scheduled meeting. The Chairman of the Nominating and Corporate Governance Committee serves as the chair of these meetings.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD. The Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors because it does not believe that a specific process is necessary at this time. All Board members, including their committee assignments, are identified each year in Biomet's Proxy Statement. Communications that are intended for members of the Board of Directors may be sent to the attention of the Secretary of Biomet at P.O. Box 587, Warsaw, IN 46581-0587, with a cover letter indicating to whom the correspondence is directed. All mail received will be opened and screened for security purposes. Correspondence that is determined to be appropriate and within the purview of the Board of Directors will be delivered to the respective Board member to which the communication is addressed. Mail addressed to "outside directors" or "non-employee directors" will be delivered to the Chairman of the Nominating and Corporate Governance Committee. Mail addressed to the "Board of Directors" will be delivered to the Chairman of the Board.

CODE OF BUSINESS CONDUCT AND ETHICS. All Biomet team members, including the Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions, and the Board of Directors, as well as certain other personnel associated with Biomet, are required to comply with Biomet's long-standing Code of Business Conduct and Ethics (the "Code"). The Code was recently augmented to comply with the new requirements of the NASDAQ Stock Market and the Securities and Exchange Commission. The Code is based on five broad corporate values that shape Biomet's business practices: (a) Legal/Compliance Obligations, (b) Integrity, (c) Respect for People, (d) Dedication to Quality and (e) Stewardship. The Code also includes a procedure for reporting any potential violation and a process for investigating and resolving any potential violation. A copy of the Code is available on Biomet's website at www.biomet.com or a copy may also be requested free of charge by contacting Biomet's Investor Relations Department at Biomet, Inc., P.O. Box 587, Warsaw, IN 46581-0587 or at 574-372-1514.

                          ITEM 1-ELECTION OF DIRECTORS

Biomet's Board of Directors currently has 12 members. Biomet's Bylaws divide the Board of Directors into three classes, with one class to be elected at each Annual Meeting of Shareholders. At the Annual Meeting, the shareholders will vote to elect four directors in Class III to serve for a three-year term expiring in 2007, or until their successors are elected and qualified. Class I Directors and Class II Directors will not be elected at the Annual Meeting and will continue in office until the Annual Meetings of Shareholders to be held in 2005 and 2006, respectively. The Board of Directors has nominated the persons named below for election as Class III Directors. The name, age, business background and tenure as a director of Biomet of each nominee and each director continuing in office are set forth below. Jerry L. Miller and Kenneth V. Miller are brothers. No other family relationship exists among any of the nominees or continuing directors. Except as otherwise indicated, the principal occupations of the nominees and continuing directors have not changed during the last five years. The nominees for director have consented to serve, if elected, and Biomet has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies may be voted for an alternate candidate chosen by the Board of Directors. The four nominees for director receiving the greatest number of votes will be elected as directors. Withheld votes and broker non-votes (which are treated as "withheld" votes) are not counted as votes in favor of any nominee. Unless the returned proxy indicates otherwise, the proxy will be voted FOR the nominees named.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES BELOW.

DIRECTORS STANDING FOR ELECTION
NAME, AGE AND BUSINESS EXPERIENCE

CLASS III: FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS

M. RAY HARROFF, age 64...................................... Director since 1977
Member: Nominating and Corporate Governance Committee. Mr. Harroff is one of the four founders of Biomet and is President of Stonehenge Links Village Development (real estate development company).

JERRY L. Miller, age 58..................................... Director since 1979
Member: Executive and Compensation and Stock Option (Chair) Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products). In addition, Mr. Miller serves as a director of various charitable and civic organizations.

CHARLES E. NIEMIER, AGE 48.................................. Director since 1987
Mr. Niemier is the Senior Vice President - International Operations of Biomet. Mr. Niemier is a trustee of Valparaiso University, a member of the Board of Directors of Lakeland Financial Corporation (Lake City Bank), and a member of the Board of Directors of Kosciusko 21st Century Foundation, Inc. (non-profit organization).

L. GENE TANNER, AGE 71...................................... Director since 1985
Member: Audit and Compensation and Stock Option Committee. Mr. Tanner is Vice Chairman of the Board of NatCity Investments, Inc. (investment banking firm) and a director of the Indiana Chamber of Commerce.

DIRECTORS CONTINUING IN OFFICE

NAME, AGE AND BUSINESS EXPERIENCE

CLASS I: TERM EXPIRES AT THE 2005 ANNUAL MEETING OF SHAREHOLDERS

C. SCOTT HARRISON, M.D., age 67............................. Director since 1994
Member: Executive, Nominating and Corporate Governance (Chair) and Audit Committees. Dr. Harrison is the founder, President and Chief Executive Officer of CURE International (non-profit organization).

KENNETH V. MILLER, age 56................................... Director since 1979
Member: Executive and Audit (Chair) Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products). Mr. Miller is also a director of Keystone Community Bank and a member of the Board of Trustees of Western Michigan University. In addition, Mr. Miller serves as a director of various charitable and civic organizations.

NILES L. NOBLITT, age 53.................................... Director since 1977
Member: Executive Committee. Mr. Noblitt is one of the four founders of Biomet and is the Chairman of the Board. Mr. Noblitt is also a trustee of Rose Hulman Institute of Technology.

MARILYN TUCKER QUAYLE, age 55............................... Director since 1993
Member: Nominating and Corporate Governance Committee. Ms. Quayle is a director and President of BTC, Inc. (private investment holding company) and a director of booksfree.com. Prior to 2001, she was also an attorney engaged in private practice as a partner in the Indianapolis, Indiana law firm of Krieg, DeVault, Alexander & Capehart.

CLASS II: TERM EXPIRES AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS

JERRY L. FERGUSON, age 63................................... Director since 1978
Member: Executive Committee. Mr. Ferguson is one of the four founders of Biomet and is the Vice Chairman of the Board.

DANIEL P. HANN, age 49...................................... Director since 1989
Mr. Hann is the Senior Vice President, General Counsel and Secretary of Biomet.

THOMAS F. KEARNS, JR., age 67............................... Director since 1983
Member: Compensation and Stock Option Committee. Mr. Kearns is a retired partner of Bear, Stearns & Co., Inc. (investment banking firm). Mr. Kearns is a trustee of the University of North Carolina Foundation, a director of Fibrogen Corporation (biotechnology company) and a director of the Omega Institute (non-profit organization).

DANE A. MILLER, PH.D., age 58............................... Director since 1977
Member: Executive Committee. Dr. Miller is one of the four founders of Biomet and is the President and Chief Executive Officer. Dr. Miller is a director of 1st Source Corporation (bank holding company), a trustee of Kettering University (formerly General Motors Institute), a member of the Board of the University of Chicago Health Systems and serves on the Engineering Advisory Committee of the University of Cincinnati.

COMMITTEES OF THE BOARD OF DIRECTORS

BOARD COMMITTEE MEMBERSHIP

                                                                                Nominating                   Compensation
                                                                               and Corporate                  and Stock
                                     Executive            Audit                 Governance                      Option
Name                                 Committee          Committee               Committee                     Committee
Jerry L. Ferguson                        X
Daniel P. Hann
C. Scott Harrison, M.D.                  X                   X                      X
M. Ray Harroff                                                                      X
Thomas F. Kearns, Jr.                                                                                          X
Dane A. Miller, Ph.D.                    X
Jerry L. Miller                          X                                                                     X
Kenneth V. Miller                        X                   X
Charles E.Niemier
Niles L. Noblitt                         X
Marilyn Tucker Quayle                                                               X
L. Gene Tanner                                               X                                                 X


The EXECUTIVE COMMITTEE has full authority from the Board of Directors to conduct business within the limits prescribed by Indiana law. The Executive Committee met five times during fiscal year 2004.

The function of the AUDIT COMMITTEE is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to Biomet's accounting policies, internal controls and financial reporting practices. The Audit Committee fulfills this responsibility by reviewing the financial reporting process, the systems of internal control, the audit process and Biomet's process for monitoring compliance with laws and regulations and with its code of conduct. The Audit Committee also establishes policies and makes recommendations to the Board of Directors with respect to the approval of transactions between Biomet and its directors, officers and employees; reviews and approves any related-party transactions; appoints Biomet's independent accountants; and reviews Biomet's compliance with applicable laws, regulations and internal procedures. Members of the Audit Committee are independent non-executive directors within the meaning of "independent director" as set forth in the current NASDAQ Stock Market listing standards. The Audit Committee and the Board of Directors have determined that each of the members of the Audit Committee qualifies as an "audit committee financial expert" within the meaning of the rules and regulations of the Securities and Exchange Commission. The Audit Committee Charter is posted in the Corporate Governance Section of Biomet's website at www.biomet.com. A free copy may also be requested by contacting Biomet's Investor Relations Department at P.O. Box 587, Warsaw, IN 46581-0587 or at (574) 372-1514. The Audit Committee met twelve times during fiscal year 2004.

The NOMINATING AND CORPORATE GOVERNANCE COMMITTEE is responsible for, among other things, receiving and reviewing recommendations for nominations to the Board of Directors, establishing eligibility criteria and procedures for identifying potential nominees to the Board of Directors, and recommending individuals as nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board the director nominees for each committee of the Board; providing oversight of the corporate governance affairs of the Board and Biomet; and assisting in the evaluation of the Board, its committees and the individual directors. The Nominating and Corporate Governance Committee consists only of directors who, in the judgment of the Board of Directors, are independent in accordance with the NASDAQ Stock Market listing standards and as determined in the business judgment of the Board of Directors. The Nominating and Corporate Governance Committee Charter is posted in the Corporate Governance Section of Biomet's website at www.biomet.com. A free copy may also be requested by contacting Biomet's Investor Relations Department at P.O. Box 587, Warsaw, IN 46581-0587 or at 574-372-1514. The Nominating and Corporate Governance Committee met twice during fiscal year 2004.

The COMPENSATION AND STOCK OPTION COMMITTEE is responsible for administering the compensation programs and stock option plans for Biomet's executive officers and employees. Presently, no member of the Compensation and Stock Option Committee participates in any of these plans with the exception that each of the non-employee director members automatically receives an option to purchase 2,000 Common Shares every year during his or her service as a non-employee director of Biomet pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. The Compensation and Stock Option Committee consists only of directors who, in the judgment of the Board of Directors, are independent in accordance with the NASDAQ Stock Market listing standards and as determined in the business judgment of the Board of Directors. The Compensation and Stock Option Committee met four times during fiscal year 2004.

COMPENSATION OF DIRECTORS

Fees are paid to Biomet's Board of Directors and its committee members as follows:

Annual retainer for non-employee directors............................................   $ 20,000*
Annual retainer for non-employee members of the Executive Committee...................   $ 20,000
Annual retainer for non-employee members of the Audit Committee.......................   $ 20,000

Meeting attendance fee for non-employee directors and non-employee members of committees (except meetings of the Compensation and Stock Option and
  Nominating and Corporate Governance Committees held in conjunction with a
  meeting of the Board of Directors, for which no meeting fee is paid)................   $  1,300

Meeting fee for telephonic participation by non-employee directors and non-employee members of committees (except meetings of the Compensation and
  Stock Option and Nominating and Corporate Governance Committees held in conjunction with a meeting of the Board of Directors, for which no meeting
  fee is paid)........................................................................   $    500

Board meeting attendance fee for employee directors...................................   $    800

Board meeting fee for telephonic participation by employee directors..................   $    500

* Directors who are not employees receive one-half of their annual retainer in the form of Common Shares of Biomet, which are held in trust by Biomet until such Director's retirement from the Board of Directors. In addition, Biomet reimburses each director for his or her travel expenses for attending meetings of the Board of Directors and its committees.

Each director who is not a Biomet employee is automatically granted an option to purchase 2,000 Common Shares every year during his or her service on the Board of Directors pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan ("1998 Plan"). The 1998 Plan provides that the purchase price of option shares may not be less than the fair market value per Common Share on the date of grant and the term of the option may not exceed ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Stock Option Committee is comprised of Jerry L. Miller (Chair), Thomas F. Kearns, Jr. and L. Gene Tanner. None of the members of the Compensation Committee is now serving or previously has served as an officer of Biomet or any of its subsidiaries. None of Biomet's executive officers serves as a director of, or in any compensation-related capacity for, other companies with which members of Biomet's Compensation and Stock Option Committee are affiliated.

                             EXECUTIVE COMPENSATION

GENERAL

The following Summary Compensation Table sets forth, for the three years ended May 31, 2004, certain information with respect to the compensation of Biomet's President and Chief Executive Officer and the four other most highly compensated executive officers who served in such capacities as of May 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                         ANNUAL                    LONG-TERM
                                                FISCAL YEAR           COMPENSATION              INCENTIVE AWARDS     ALL OTHER
NAME AND PRINCIPAL POSITION                    ENDED MAY 31,      SALARY          BONUS         STOCK OPTIONS(#)   COMPENSATION(1)
---------------------------                    -------------      ------          -----         ----------------   ---------------
Dane A. Miller, Ph.D.                           2004             $300,800       $275,000                 -           $17,388
  President and                                 2003              284,000        245,000                 -            16,500
  Chief Executive Officer                       2002              264,300        230,000                 -            16,875

Niles L. Noblitt                                2004             $300,800       $275,000                 -           $17,388
  Chairman of the Board                         2003              284,000        245,000                 -            16,500
                                                2002              273,800         30,000                 -            16,875

Charles E. Niemier                              2004             $298,300       $242,000            10,000           $17,388
  Senior Vice President -                       2003              281,800        198,000             4,000            16,500
  International Operations                      2002              262,100        167,000            15,000            16,875

Garry L. England                                2004             $279,500(2)    $242,000            10,000           $13,838
  Senior Vice President -                       2003              264,100        220,000             4,000            13,500
  Warsaw Operations                             2002              246.700        209,000            15,000            13,500

James R. Pastena                                2004             $307,200       $210,000            10,000           $13,838
  Vice President of Biomet                      2003              290,000        189,000             4,000            13,500
  and President of EBI, L.P.                    2002              279,700        199,500            15,000            13,500

(1) Represents the value of Biomet's contribution to the Employee Stock Bonus Plan ($6,150, $6,000 and $6,000 for each of the named executives during 2004, 2003 and 2002, respectively), Biomet's contribution to the 401(k) Plan ($7,687.50, $7,500 and $7,500 for each of the named executives during 2004, 2003 and 2002, respectively) and director meeting attendance fees ($3,550, $3,000 and $3,375 paid to Dr. Miller, Mr. Noblitt and Mr. Niemier during 2004, 2003 and 2002, respectively).

(2) Includes that portion of Mr. England's compensation deferred at his election pursuant to the Biomet, Inc. Deferred Compensation Plan, as more fully described on page 16 of this Proxy Statement.

STOCK OPTIONS

Options were granted in fiscal year 2004 to the following executive officers named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                          NUMBER OF                                                                 POTENTIAL REALIZABLE VALUE
                         SECURITIES         PERCENT OF TOTAL                                            AT ASSUMED ANNUAL
                         UNDERLYING         OPTIONS GRANTED     EXERCISE                              RATES OF STOCK PRICE
                      OPTIONS GRANTED(1)    TO EMPLOYEES IN       PRICE          EXPIRATION      APPRECIATION FOR OPTION TERM(2)
NAME                       (#)              FISCAL YEAR 2004     ($/SH)            DATE              5% ($)          10% ($)
-----                 -----------------     ----------------     ------            ------            ------          -------
Charles E. Niemier       1,250                   0.07%           $28.88            7/9/06           $ 5,690         $ 11.949
                         1,250                   0.07%            28.88            7/9/07             7,780           16,754
                         1,250                   0.07%            28.88            7/9/08             9,974           22,039
                         1,250                   0.07%            28.88            7/9/09            12,277           27,853
                         1,250                   0.07%            28.88            7/9/10            14,696           34,249
                         1,250                   0.07%            28.88            7/9/11            17,236           41,284
                         1,250                   0.07%            28.88            7/9/12            19,903           49,022
                         1,250                   0.07%            28.88            7/9/13            22,703           57,534

Garry L. England         1,250                   0.07%           $28.88            7/9/06           $ 5,690         $ 11,949
                         1,250                   0.07%            28.88            7/9/07             7,780           16,754
                         1,250                   0.07%            28.88            7/9/08             9,974           22,039
                         1,250                   0.07%            28.88            7/9/09            12,277           27,853
                         1,250                   0.07%            28.88            7/9/10            14.696           34,249
                         1,250                   0.07%            28.88            7/9/11            17,236           41,284
                         1,250                   0.07%            28.88            7/9/12            19.903           49,022
                         1,250                   0.07%            28.88            7/9/13            22,703           57,534

James R. Pastena         1,250                   0.07%           $28.88            7/9/06           $ 5,690         $ 11,949
                         1,250                   0.07%            28.88            7/9/07             7,780           16,754
                         1,250                   0.07%            28.88            7/9/08             9,974           22,039
                         1,250                   0.07%            28.88            7/9/09            12,277           27,853
                         1,250                   0.07%            28.88            7/9/10            14,696           34,249
                         1,250                   0.07%            28.88            7/9/11            17,236           41,284
                         1,250                   0.07%            28.88            7/9/12            19,903           49,022
                         1,250                   0.07%            28.88            7/9/13            22,703           57,534

(1) These options were granted under the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. They were granted at fair market value at the time of the grant, do not become exercisable until at least one year from the date of grant and carry with them the right to deliver previously owned shares in payment of the option price and to satisfy tax withholding requirements.

(2) The dollar amounts shown in these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast the actual appreciation, if any, of Biomet's stock price. Biomet did not use an alternate formula to determine potential realizable value because it is not aware of any formula that is able to determine with reasonable accuracy the potential realizable value based on future unknown or volatile factors.

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gain realized on exercise in fiscal year 2004 by Biomet's executive officers named in the Summary Compensation Table. Dr. Miller and Mr. Noblitt have never received stock options from Biomet.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                  OPTION VALUES

                         NUMBER OF                      NUMBER OF UNEXERCISED OPTIONS          VALUE OF UNEXERCISED IN-THE-MONEY
                      SHARES ACQUIRED    VALUE               AT MAY 31, 2004                         OPTIONS AT MAY 31, 2004(2)
      NAME             ON EXERCISE    REALIZED(1)     EXERCISABLE      UNEXERCISABLE             EXERCISABLE     UNEXERCISABLE
------------------    --------------  -----------     -----------      -------------           --------------    -------------
Charles E. Niemier      25,968         $658,673          6,375             38,188                  $ 166,578        $ 563,112

Garry L. England        14,437         $386,194          6,375             38,188                  $ 166,578        $ 563,112

James R. Pastena        33,210         $788,093              0             42,875                          0        $ 653,508


(1) Upon exercise of an option, an individual does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the "Value Realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. It does not include any taxes which may have been owed. No cash is received until or unless the shares received upon exercise of an option are sold.

(2) Represents the difference between the base (or exercise) price of the option shares and a market price of $40.12, the closing price of the Common Shares reported by The Nasdaq National Market on May 28, 2004, the last business day prior to May 31, 2004.

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The Compensation and Stock Option Committee of the Board of Directors (referred to herein as the "Committee") is responsible for administering the compensation and benefit programs for Biomet's team members, including the executive officers. The Committee annually reviews and evaluates cash compensation and stock option grant recommendations made by the Chairman of the Board and the President and Chief Executive Officer for the executive officers (other than for themselves) along with the rationale for such recommendations. The Committee examines these recommendations in relation to Biomet's overall objectives and makes compensation recommendations to the Board of Directors for final approval. The Committee also sends to the Board of Directors for approval its recommendations on compensation for the Chairman of the Board and the President and Chief Executive Officer, who do not participate in the decisions of the Board as to their compensation packages. Neither the Chairman of the Board nor the President and Chief Executive Officer is a member of the Compensation and Stock Option Committee.

WHAT IS BIOMET'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

Biomet's current executive compensation policies and practices reflect the compensation philosophies of Biomet's founders. Biomet is committed to maximizing shareholder value through performance. The Committee believes that an essential element to reaching that goal is the superior performance of Biomet's executive officers and management team. Biomet's practices and policies are designed to help achieve this objective by accomplishing the following goals:

      - Attracting, retaining and rewarding highly-qualified and productive persons.

      -     Relating compensation to both company and individual performance.

      - Establishing compensation levels that are internally equitable and externally competitive.

      - Encouraging an ownership interest and instilling a sense of pride in Biomet, consistent with the interests of Biomet's shareholders.

The Committee firmly believes that all team members play a critical role in Biomet's success and, therefore, all team members are eligible to participate in Biomet's cash and equity compensation plans. The Committee continues to believe in one of Biomet's founding philosophies: equity incentives in the form of stock options are an excellent motivation for all team members, including executive officers, and serve to align the interests of team members, management and shareholders.

Based on these objectives, the compensation package of the executive officers consists of five primary elements:

     -   base salary,

     -   incentive bonuses,

     -   stock options,

     -   participation in employee benefit plans, and

     -   deferred compensation elections.

BASE SALARY. A base salary is set for each executive officer at the beginning of each calendar year by the Board of Directors, after receiving a recommendation from the Committee. The Committee recommends to the Board of Directors what it believes to be an appropriate base salary for each executive officer based on Biomet's performance, the executive officer's performance, Biomet's future objectives and challenges, and the current competitive environment. Base salaries are intended to be relatively moderate, but competitive. During fiscal year 2004, the base salary of the executive officers as a group increased approximately 5%.

INCENTIVE BONUSES. A significant portion of each executive officer's annual compensation is based on the financial performance of Biomet. Approximately one-half of each executive officer's potential annual cash compensation is based upon an incentive bonus, which is accrued and paid at the mid-point and the conclusion of each fiscal year. The potential bonus is determined at the discretion of the Committee and approved by the Board of Directors at the beginning of each fiscal year. In exercising its discretion, the Committee takes into account the growth in revenues and earnings and working capital management of the operations for which the executive officer is responsible or plays a significant role, as well as the goals, objectives, responsibilities and length of service of each officer.

STOCK OPTIONS. Stock options have always been a key element in Biomet's long-term incentives program. The primary purpose of stock options is to provide executive officers and other team members with a personal and financial interest in Biomet's success through stock ownership, thereby aligning the interests of such persons with those of Biomet's shareholders. This broad-based program is a vital element of Biomet's goal to empower and motivate outstanding long-term contributions by team members within all levels of Biomet. The Committee believes that stock options help to create an entrepreneurial environment within Biomet and instill the spirit of a small company. Additionally, the Committee believes stock options provide broad incentives for the day-to-day achievements of all team members in order to sustain and enhance Biomet's long-term performance.

The Committee believes that the value of stock options will reflect Biomet's financial performance over the long term. Because Biomet's employee stock option program provides for at least a one-year waiting period before options may be exercised and an exercise price at fair market value as of the date of grant, executive officers and other team members benefit from stock options only when the market value of the Common Shares increases over time. Individual executive officer stock option awards are based on level of responsibility, individual contribution, length of service and total number of Common Shares owned in relation to other executive officers. All team members are eligible to receive stock options. The current plan provides that all hourly team members of Biomet and its subsidiaries receive a stock option after just two years of service with Biomet or one of its subsidiaries.

BENEFIT PLANS. The executive officers may also participate in Biomet's 401(k) Plan and the Employee Stock Bonus Plan ("ESBP"). All team members residing in the United States who are at least 18 years of age and complete at least 90 days of service or 1,000 hours per year are also eligible to participate in both plans. With respect to the 401(k) Plan, each year Biomet, in its sole discretion, may match 75% of each team member's contributions, up to a maximum amount equal to 5% of the team member's compensation, either in cash or in Common Shares. All contributions to the 401(k) Plan are allocated to accounts maintained on behalf of each participating team member and, to the extent vested, are distributed to the team member upon retirement, death, disability or termination of service. Historically, the 401(k) Plan has purchased Common Shares with Biomet's matching contribution. Biomet may make contributions to the ESBP in the form of Common Shares or cash in such amounts, if any, as it may determine in its sole discretion, and participating team members may make voluntary contributions to the ESBP in amounts up to 10% of their annual compensation. Historically, Biomet has made contributions to the ESBP equal to 3% of each team member's annual salary, up to the maximum amount permitted by applicable Internal Revenue Service regulations. The funds accumulated under the ESBP are invested by the trustee primarily in Biomet Common Shares. To the extent vested, distributions are made to team members at retirement, death, disability or termination of service, in Common Shares or, at the team member's option, in cash. Because a significant portion of the assets of both of these plans is invested in Biomet's Common Shares, they serve to further align the interests of team members, management and shareholders.

DEFERRED COMPENSATION PLAN. During fiscal year 2004, the Board of Directors approved the Biomet, Inc. Deferred Compensation Plan (the "Plan"), a non-qualified deferred compensation plan, that is available for Biomet's highly compensated team members and members of the Board of Directors. The Plan allows eligible participants to defer pre-tax compensation to reduce current tax liability and assist those team members in their plan for retirement and other long-term savings goals in a tax-effective manner. Biomet does not make any contributions to the Plan. Under the Plan, eligible participants may defer up to 100% of their base salary and bonus payments, as well as Board of Director fees, if applicable. All distributions from the Plan are treated as ordinary income subject to federal and state income taxation at the time of distribution. Amounts contributed to the Plan are "deemed investments," which means that the participants have no ownership interest in the investment alternative selected. The participants' deferrals and gains are reflected on Biomet's financial statements and are unsecured general assets of Biomet. The Plan is an unfunded "future promise to pay" on behalf of Biomet. Neither Biomet nor the plan recordkeeper provides any guarantee of investment return.

HOW IS BIOMET'S PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATED?

The compensation for Biomet's President and Chief Executive Officer, Dane A. Miller, Ph.D., is established by the Compensation and Stock Option Committee and approved by the Board of Directors. Dr. Miller is not a member of the Compensation and Stock Option Committee and does not participate in decisions of the Board of Directors with respect to his compensation. Over the years, Dr. Miller has received modest increases in his cash compensation, notwithstanding Biomet's strong financial results. These modest increases reflect his cost-conscious management style and belief that the financial success of management should be closely aligned with shareholder interests through appreciation in the value of Biomet's stock. Dr. Miller has never received a stock option and he does not participate in Biomet's stock option program. Notwithstanding an increase of 16% and 14% in Biomet's net sales and net income, respectively, for fiscal year 2004, the total compensation paid to Dr. Miller increased approximately 9% during fiscal year 2004. The Committee believes that the executive compensation programs and practices described above are conservative and fair to Biomet's shareholders. The Committee further believes that these programs and practices serve the best interests of Biomet and its shareholders.

                                         Respectfully submitted,

                                         COMPENSATION AND STOCK OPTION COMMITTEE
                                         Jerry L. Miller, Chairman
                                         Thomas F. Kearns, Jr.
                                         L. Gene Tanner

                            REPORT OF NOMINATING AND
                         CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing and recommending nominees for director, recommending director nominees for each committee of the Board of Directors and providing oversight of the corporate governance affairs of the Board and Biomet. The Nominating and Corporate Governance Committee operates pursuant to its Charter adopted June 27, 2003, a copy of which is available in the Corporate Governance section of Biomet's website at www.biomet.com. A free copy may also be requested by contacting Biomet's Investor Relations Department at P.O. Box 587, Warsaw IN 46581-0587 or at (574) 372-1514.

The Nominating and Corporate Governance Committee has no fixed process for identifying and evaluating potential candidates to be nominees. To date, the Nominating and Corporate Governance Committee has not retained the services of any third party to assist in the process of identifying or evaluating potential candidates. Likewise, the Nominating and Corporate Governance Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating and Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with businesses and other organizations of comparable size as Biomet, the interplay of the candidate's experience with that of other members of the Board of Directors and the extent to which the candidate would be a desirable addition to the Board of Directors and any of the committees of the Board of Directors.

The Nominating and Corporate Governance Committee will consider for nomination as directors persons recommended by shareholders provided that such recommendations are in writing and delivered to the attention of the Secretary of Biomet, P.O. Box 587, Warsaw IN 46581-0587, and delivered to, or mailed and received at, such address not less than 60 days nor more than 90 days prior to the Annual Meeting of Shareholders. In the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, any notice of nomination by a shareholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Further information regarding the submission of nominees for director is provided on page 22 of this Proxy Statement. The Nominating and Corporate Governance Committee will evaluate nominees for director submitted by shareholders in the same manner in which it evaluates other director nominees.

                                  Respectfully submitted,

                                  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
                                  C. Scott Harrison, M.D., Chairman
                                  M. Ray Harroff
                                  Marilyn Tucker Quayle

                            REPORT OF AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to Biomet's accounting policies, internal controls and financial reporting practices. The Audit Committee fulfills this responsibility by reviewing the financial reporting process, the systems of internal control, the audit process and Biomet's process for monitoring compliance with laws and regulations and with its Code of Business Conduct and Ethics. In performing its duties, the Audit Committee maintains effective working relationships with the Board of Directors, management, the internal audit department and the independent accountants. The Audit Committee operates persuant to a Charter adopted June 27, 2003, a copy of which was attached to Biomet's 2003 Proxy Statement. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as Biomet's business, operations and risks.

The Audit Committee fulfills its responsibilities through periodic meetings with Biomet's independent accountants, internal auditors and members of Biomet's management. During fiscal year 2004, the Audit Committee met twelve times.

The Audit Committee has discussed the quality and adequacy of Biomet's internal controls with management, the internal auditors and the independent accountants. The Audit Committee has considered and reviewed with the internal auditors and independent accountants their audit plans, the scope of the audit, the identification of audit risks and the results of the internal audit examinations. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy.

The Audit Committee has reviewed Biomet's audited financial statements for the fiscal year ended May 31, 2004, and discussed them with management and Biomet's independent accountants. Management has the responsibility for the preparation and integrity of Biomet's financial statements and the independent accountants have the responsibility for the examination of those statements. The Audit Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Audit Committee has received and reviewed written disclosures and a letter from the independent accountants required by the Independence Standards Board Standard No. 1, entitled "Independence Discussions with Audit Committees," as amended to date, and has discussed with the independent accountants their independence from management. The Audit Committee has determined that the provision of non-audit services to Biomet during the most recently ended fiscal year by the independent accountants is compatible with maintaining their independence.

Based upon the review of the financial statements and discussions with management and the independent accountants, the Audit Committee recommended to the Board that Biomet's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee has appointed Ernst & Young LLP as the independent accountants for Biomet's fiscal year 2005.

During fiscal year 2004, the Audit Committee reviewed all transactions between Biomet and its executive officers. The Audit Committee believes the terms of these transactions are no less favorable to Biomet than would have been available in the absence of the relationship with the executive officer.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that Biomet's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. Those responsibilities belong to management and Biomet's independent accountants. In giving its recommendations to the Board of Directors, the Audit Committee has relied on (a) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the report of Biomet's independent accountants with respect to such financial statements.

                                               Respectfully submitted,

                                               AUDIT COMMITTEE
                                               Kenneth V. Miller, Chairman
                                               C. Scott Harrison, M.D.
                                               L. Gene Tanner

                             STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on Biomet's Common Shares with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500 Index") and Standard & Poor's Health Care Equipment Index ("S&P Health Care Index") for the five most recent fiscal years ended May 31. The comparison assumes $100 invested on May 31, 1999, and the reinvestment of dividends, in Biomet's Common Shares and in each of the indices.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
             AMONG COMMON SHARES OF BIOMET, INC., THE S&P 500 INDEX
                          AND THE S&P HEALTH CARE INDEX


                                  [LINE GRAPH]

                                 INDEXED RETURNS
                                  YEARS ENDING


                             BASE PERIOD
COMPANY/INDEX                  5/31/99         5/31/00             5/31/01         5/31/02           5/31/03         5/31/04
----------------------------------------------------------------------------------------------------------------------------
Biomet, Inc.                    $ 100          $ 90.64             $169.02         $160.67           $157.18         $230.38
S&P 500 Index                     100           110.48               98.82           85.13             78.27           92.62
S&P Health Care Index             100           111.55              109.86          119.37            123.88          160.61

                              CERTAIN TRANSACTIONS

Dane A. Miller, Ph.D., President and Chief Executive Officer and a member of the Board of Directors of Biomet, is a majority shareholder in a corporation which provides the use of an aircraft to Biomet on an as-needed basis. Biomet pays a flat monthly fee of $39,750, plus sales tax, to that corporation for the use of the aircraft. During the last fiscal year, Biomet made payments to that corporation of approximately $505,620 in rental fees. The Audit Committee of the Board of Directors has reviewed this relationship and believes the rental rate and other terms of this arrangement to be no less favorable to Biomet than would have been available in the absence of the relationship described. All other fees principally relate to benefit plans and real estate activities.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Biomet's directors and executive officers and persons who own more than 10 percent of a registered class of Biomet's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Biomet Common Shares and other equity securities. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish Biomet with copies of all Section 16(a) forms filed by them.

During fiscal year 2004, one of Biomet's executive officers, Gregory D. Hartman, did not timely report the exercise of a stock option and the resulting acquisition of shares on May 21, 2004. This transaction was included in the Form 5 Annual Statement of Beneficial Ownership of Securities filed by Mr. Hartman.

Other than the transactions noted above, to Biomet's knowledge, based solely on the review of the copies of such reports furnished to Biomet and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with on a timely basis during the fiscal year ended May 31, 2004.

        ITEM 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed the firm of Ernst & Young LLP ("Ernst & Young"), independent certified public accountants, to serve as independent accountants for the year ending May 31, 2005. The Board of Directors has determined that it would be desirable to request that the shareholders ratify such selection. Biomet has been advised by Ernst & Young that neither it nor any of its associates has any direct or material indirect financial interest in Biomet.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions concerning the audit for the fiscal year ended May 31, 2004.

                          MATTERS RELATING TO AUDITORS

Fees for professional services provided by our independent accountants in each of the last two fiscal years, in each of the following categories are:

                           2004            2003
                        ----------      ----------
Audit Fees              $1,187,462      $1,166,291
Audit-Related Fees          83,122          84,763
Tax Fees                   109,018          95,052
All Other Fees                   0         113,127
                        ----------      ----------
                        $1,379,602      $1,459,233
                        ----------      ----------

Fees for audit services include fees associated with the annual audit, the reviews of Biomet's quarterly reports on Form 10-Q and statutory audits required internationally. Audit-related fees principally included due diligence in connection with acquisitions, assistance with implementation of various rules and standards promulgated pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, accounting consultation, and benefit plan audits. Tax fees included tax compliance, tax advice and tax planning, assistance with tax audits, and expatriate tax services.

Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee, or the Chairman of the Audit Committee, is responsible for approving in advance all audit and permitted non-audit services to be performed for Biomet by its independent accountants. Prior to the engagement of the independent accountants for the next year's audit, management, with the participation of the independent accountants, submits to the Audit Committee for approval an aggregate request for services expected to be rendered during that year for various categories of services. In the event that additional services are required from the independent accountants, the Audit Committee has delegated authority to approve or deny such requests to the Chairman of the Audit Committee, subject to ratification by the Audit Committee at its next meeting.

                           INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by Biomet under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Report of Audit Committee", "Report of the Compensation and Stock Option Committees" and "Stock Performance Graph," as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

                  INFORMATION REGARDING SHAREHOLDER PROPOSALS
                          FOR THE 2005 ANNUAL MEETING

If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the proxy materials for Biomet's Annual Meeting for the fiscal year ended May 31, 2005, you should submit your proposal in writing to the Secretary of Biomet, P.O. Box 587, Warsaw, IN 46581-0587, no later than April 21, 2005.

Biomet's Bylaws establish an advance notice procedure with regard to shareholder nominations of directors. If you wish to submit director nominees for consideration by the shareholders at Biomet's 2005 Annual Meeting, you must provide a written notice to the Secretary of Biomet, P.O. Box 587, Warsaw, IN 46581-0587. Such written notice must be delivered to, or mailed and received at, such address not less than 60 days nor more than 90 days prior to next year's Annual Meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, any notice of nomination by a shareholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Such written notice must also contain specified information concerning the person(s) to be nominated and concerning the shareholder making such nominations. You may obtain a copy of Biomet's Bylaws from the Secretary of Biomet. If you notify Biomet after July 6,2005, of an intent to present a proposal at Biomet's 2005 Annual Meeting, Biomet's proxy holders will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in Biomet's proxy materials.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Biomet has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters of which Biomet did not have notice by June 30, 2004 (45 days prior to August 14, the first date of mailing of proxy materials for last year's Annual Meeting), should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; or (c) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of Biomet.

                                        By Order of the Board of Directors,

                                        /s/ Daniel P. Hann

                                        Daniel P. Hann, Secretary

August 12, 2004

                             YOUR VOTE IS IMPORTANT.
                   PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE.

                               [BIOMET INC LOGO]

--------------------------------------------------------------------------------

================================================================================

PROXY


                                  BIOMET, INC.

        ANNUAL MEETING OF SHAREHOLDERS--SEPTEMBER 18, 2004, AT 1:30 P.M.
                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Dane A. Miller, Ph.D. and Niles L. Noblitt as proxies, each with the power to act alone and of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Common Shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Saturday, September 18, 2004, or any adjournment thereof. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in this own discretion.

     -----------------------------------------------------------------------

     ADDRESS CHANGES/COMMENTS: _____________________________________________

     _______________________________________________________________________

     _______________________________________________________________________


     -----------------------------------------------------------------------

       (If you noted address changes or comments above, please check the corresponding box on the reverse side.)

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE


================================================================================

[BIOMET, INC. LOGO]
BIOMET, INC.                                                                    VOTE BY INTERNET - www.proxyvote.com
56 E. BELL DRIVE                                                                Use the Internet to transmit your voting
P.O. BOX 587                                                                    instructions and for electronic delivery of
WARSAW, IN 46582                                                                information up until 11:59 P.M. Eastern Time the day
                                                                                before the cut-off date or meeting date. Have your
                                                                                proxy card In hand when you access the web site and
                                                                                follow the Instructions to obtain your records and
                                                                                to create an electronic voting instruction form.

                                                                                VOTE BY MAIL
AUTO DATA PROCESSING                                                            Mark, sign, and date your proxy card and return it
INVESTOR COMM SERVICES                                                          in the postage-paid envelope we have provided or
ATTENTION:                                                                      return it to Biomet, Inc., c/o ADP, 51 Mercedes Way,
TEST PRINT                                                                      Edgewood, NY 11717.
51 MERCEDES WAY
EDGEWOOD, NY
11717

[BAR CODE]

                                                                                                  123,456,789,012.00000
                                                                                                          --------------
                                                                                                      ---> 000000000000
                                                                                                          --------------
                                                                                      A/C           1234567890123456789


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  [X]
                                                                                 BIOMET          KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
------------------------------------------------------------------------------------------------------------------------------------
BIOMET, INC.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED           02      0000000000      214958324462
IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED "FOR" MATTERS 1 & 2 BELOW.

ELECTION OF DIRECTORS                                         FOR   WITHHOLD   FOR ALL    To withhold authority to vote, mark
                                                              ALL      ALL     EXCEPT     "For All Except" and write the
1.  NOMINEES:   01) M. RAY HARROFF                                                        nominee's number on the line below.
                02) JERRY L. MILLER                           [ ]      [ ]      [ ]
                03) CHARLES E. NIEMIER                                                    --------------------------------------
                04) L. GENE TANNER

VOTE ON PROPOSAL                                                                                        FOR    AGAINST    ABSTAIN

2.  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR            [ ]      [ ]        [ ]
    THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 2005.


Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give FULL title as such. If a corporation, please sign in full corporate name by
President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check                               AUTO DATA PROCESSING
this box and write them on the back where                                       INVESTOR COMM SERVICES
indicated.                                                        [ ]           ATTENTION:
                                                                                TEST PRINT
Please indicate if you plan to attend this meeting.   [ ]    [ ]                51 MERCEDES WAY
                                                                                EDGEWOOD, NY
                                                      Yes    No                 11717

--------------------------------------------                    --------------------------------------------
|                                    |     |                    |                                   |      |     123,456,789,012
--------------------------------------------                    --------------------------------------------           090613100
Signature [PLEASE SIGN WITHIN BOX]    Date     P01237           Signature (Joint Owners)             Date                     22
------------------------------------------------------------------------------------------------------------------------------------